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                                                                    Exhibit 99.2

       Certification of Senior Vice President and Chief Financial Officer

         The undersigned Senior Vice President and Chief Financial Officer of Suncoast Bancorp, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of Suncoast Bancorp, Inc.

                                           /s/ John S. Wilks
                                           -------------------------------------
                                           John S. Wilks
                                           Senior Vice President and Chief
                                           Executive Officer

Date:  March 20, 2004